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                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-32378, 33-67924, 333-48643 and 333-66873) on Form S-8 and Registration
Statements (Nos. 333-00815 and 333-66899) on Form S-3 of Devon Energy Corporation of our report dated March 19, 1998 (except as to Note 12 which is as of December 10, 1998) to the shareholders of Northstar Energy Corporation, appearing in this Form 8-K.

                                                    /s/ Deloitte & Touche LLP
                                                        Chartered Accountants

Calgary, Alberta
Canada

December 22, 1998